EXHIBIT 10.9


                         DVI BUSINESS CREDIT CORPORATION

                               September 29, 1997

U.S. Diagnostic Inc.
777 South Flager Drive
West Palm Beach, Florida
Attn:  Mr. Joseph Paul, President

Dear Mr. Paul:

         U. S. Diagnostic Inc. ("USD") and DVI Business Credit Corporation ("DVIBC") entered into a Loan and Security Agreement dated as of February 25, 1997 (the "Loan Agreement") pursuant to which DVIBC has advanced USD a revolving line of credit with a Commitment Amount of $25,000,000. Capitalized terms used but not defined herein have the meaning given to them in the Loan Agreement.

         This letter is confirm that USD and DVIBC agreed to amend the Loan Agreement as follows:

         1. The Commitment Amount is increased to Thirty-Five Million Dollars ($35,000,000).

         2. The Term of the Loan Agreement is extended until February 28, 1999. Upon the expiration of such Term the Loan Agreement will be renewed as proved in the Loan Agreement.

         3. USD grants DVIBC the right to debit the lock boxes established pursuant to the Lock Box Agreements in the amount of any loan, lease or other payments which are or become due to DVI Financial Services Inc. ("DVIFS") for Indebtedness owed by USD to DVIFS. DVIBC shall promptly remit the amounts debited from the lock box accounts to DVIFS for payment on such Indebtedness.

         4. Except as expressly amended by this letter, the Loan Agreement remains in full force and effect. References to the Loan Agreement are deemed to mean the Loan Agreement as amended by this letter.

         5. Promptly upon the execution of a counterpart of this letter, USD will pay DVIBC an origination fee equal to one percent (1%) of the increase in the Commitment Amount. USD will pay all other fees when and as due pursuant to the Loan Agreement based on the increased Commitment Amount.

         6. Pursuant to Section 5.11 of the Loan Agreement DVIBC created a post closing checklist, the items on which where required to be completed within 90 days of Closing. DVIBC and USD acknowledge that certain of the items on such post


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U.S. Diagnostic Inc.
September 29, 1997
Page 2

               closing checklist have not been completed. USD agrees to resolve all such items by October 30, 1997.

         Please confirm your agreement that the terms of the Loan Agreement have been modified as set forth above by signing each counterpart of this letter.

                                   Very truly yours,

                                   DVI BUSINESS CREDIT CORPORATION

AGREED:

------------------------
U.S. DIAGNOSTIC INC
Joseph Paul, President